BY-LAWS

                                     OF

                    FIRST USA BANK, NATIONAL ASSOCIATION


                                 ARTICLE I

                            CORPORATE GOVERNANCE

      To the extent not inconsistent with applicable Federal banking statutes or regulations, or safe and sound banking practices, the Bank shall follow the corporate governance procedures of the Delaware General Corporation Law, as amended.

                                 ARTICLE II

                                SHAREHOLDERS

      SECTION 1. Annual Meeting. The regular annual meeting of shareholders of the Bank to elect directors and to transact whatever other business may properly come before the meeting shall be held in its main office on the third Tuesday in May if not a legal holiday under the Laws of Delaware, and if a legal holiday, then on the next business day following, at 1:30 P.M., or on such other date and time as shall be designated by the Board of Directors. If, for any cause, the annual election of directors should not be held on that date, the Board shall order the election to be held on some subsequent day, of which special notice shall be given.

      SECTION 2. Judges of Election. To the extent required by law, the Board of Directors shall, prior to the time of the election of directors, appoint three persons to be Judges of Election, who shall hold and conduct the same, and who shall, after the election has been held, certify under their hands to the Controller of the Bank the result thereof and the names of the directors-elect.

      SECTION 3. Notice to Directors-Elect. The Secretary upon receiving the Certificate of the Judges of Election as aforesaid, shall cause the same to be recorded upon the minute book of the Bank, and shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Bank for the purpose of organizing the new Board. If at the time fixed for the meeting of the directors-elect there should not be a quorum present, the members present may adjourn from time to time until a quorum is obtained.

      SECTION 4. Special Meetings. Special meetings of the shareholders may be called in accordance with Article NINTH of the Bank's Articles of Association.

      SECTION 5. Record Date. The Board of Directors may fix in advance a day not more than sixty (60) or less than ten (10) days prior to the date of holding any regular or special meeting of shareholders as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined.

      SECTION 6. Notice. The Bank shall mail notice of any meeting of shareholders at least 10 days prior to the meeting by first class mail, unless the Office of the Comptroller of the Currency determines that an emergency circumstance exists. If the Bank is a wholly owned subsidiary of a company, the sole shareholder may waive notice of the shareholder's meeting.

      SECTION 7. Consent of Shareholders in Lieu of Annual or Special Meeting. Unless otherwise restricted by law or the Articles of Association, any action which may be taken at any annual or special shareholder meeting may be taken without a meeting, without prior notice and without a vote, if written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders that did not give written consent.

      SECTION 8. Minutes. The proceedings of shareholders at all regular and special meetings or by written consent in lieu of a meeting shall be recorded in the minute book, together with the Articles of Association of the Bank and the returns of the Judges of Election. The minutes of each meeting shall be signed by the Presiding Officer, and attested by the Secretary, or other officer of the Bank acting in place of the Secretary.

                                ARTICLE III

                                 DIRECTORS

      SECTION 1. Authority. The Board of Directors shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board of Directors.

      SECTION 2. Number. The Board of Directors shall at all times consist of not less than five or more than twenty-five individuals. The exact number within such minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that the Board of Directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

      SECTION 3. Term of Office. Each director shall hold office from the date of his election or appointment until the next annual shareholder meeting. Any director ceasing to be the owner of the amount of stock required by law or in any other manner becoming disqualified shall thereupon vacate his office as director.

      SECTION 4. Compensation. The Board of Directors may provide that a reasonable fee be paid to any of its members or to the members of any duly authorized committee for services rendered. No such payment shall preclude any director from serving the Bank in any other capacity and receiving compensation therefor.

      SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates, times and locations as determined by the Chairman of the Board and communicated in writing to the directors.

      SECTION 6. Special Meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President. Such meetings shall be held at such times and at such places as shall be determined by the officer calling the meeting. Notice of any special meeting of directors shall be given to each director at the director's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least two (2) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 7. Quorum; Majority Vote. A quorum of directors shall be required to transact business at any regular or special meeting of the Board of Directors. A majority of the directors shall constitute a quorum. Each director shall be entitled to one vote. A vote by a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to approve any matter or proposal at any such meeting.

      SECTION 8. Vacancies. When any vacancy occurs in the Board of Directors, a majority of the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

      SECTION 9. Presiding Officer. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board and shall preside at the meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, the Vice Chairman of the Board (or in the event there be more than one Vice Chairman of the Board, the Vice Chairmen of the Board in the order designated, or in the absence of any designation, then in the order of their election), or, if there is no Vice Chairman, that Executive Vice President who has served as a director for the longest period, shall perform their duties and shall preside at the meetings of the Board of Directors.

      SECTION 10. Minutes of Meeting. The Secretary shall act as secretary to the Board of Directors to take minutes at any regular or special meeting of the Board of Directors. If the Secretary is not present at any such meeting, the Chairman of the Board may designate a secretary pro tem to take minutes at the meeting. The Secretary or secretary pro tern shall record the actions and proceedings at each regular or special meeting of the Board of Directors as minutes of the meeting and shall maintain such minutes in a minute book of proceedings of such meetings of the Board of Directors. Minutes of each such meeting shall be signed by the presiding officer and secretary of each meeting.

      SECTION 11. Participation in Meetings by Telephone. Unless otherwise restricted by law or the Articles of Association, members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment which allows each person participating in the meeting to hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

      SECTION 12. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by law or the Articles of Association, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      SECTION 13. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the Directors of the Bank. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank, and may authorize the seal of the Bank to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. As used in these By-Laws, "entire Board" means the total number of Directors the Bank would have if there were no vacancies.

      There shall be an Executive Committee composed and created as the Board of Directors may designate by resolution passed by a majority of the entire Board. During intervals between the regular meetings of the Board of Directors, the Executive Committee, to the extent permitted by law, the Articles of Association of the Bank and the By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank.

      Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall, subject to any rules prescribed by the Board of Directors, prescribe its own rules for calling, giving notice of and holding meetings and its method of procedure at such meetings and shall keep a written record of all action taken by it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      SECTION 14. Honorary Directors. Any person who has at any time been Chairman of the Board, President or Vice Chairman of the Board of the Bank may, after retirement from the Board of Directors, be appointed by the Board of Directors as an Honorary Director on a year-to-year basis. In no case shall an Honorary Director serve as such for more than five years. Honorary Directors shall serve in an advisory capacity to the Board of Directors, shall have no vote and shall not be considered directors for the purpose of determining a quorum. Honorary Directors shall be reimbursed for their expenses in attending meetings of the Board of Directors and shall receive such fees, if any, for attendance at each meeting of the Board of Directors as may be fixed from time to time by the Board of Directors but shall not receive any other directors' fees or any other compensation for their services.

                                 ARTICLE IV

                                  OFFICERS

      SECTION 1. Officer Titles. The officers of the Bank shall include a Chairman of the Board and a President and may include one or more Vice Chairmen of the Board, Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents, Vice Presidents and Assistant Vice Presidents, a General Auditor, a General Counsel, a Cashier, a Controller, a Treasurer, a Secretary and such other officers as may be appropriate for the prompt and orderly transaction of the business of the Bank. Individuals appointed as Chairman of the Board, President and Vice Chairman of the Board must be members of the Board. The same person may hold any two or more offices. The Chairman of the Board or the President shall have such authority to establish officer titles as from time to time delegated by the Board of Directors and to delegate such authority further to other officers of the Bank.

      SECTION 2. Executive Management. The Chairman of the Board or the President, as determined by the Board of Directors, shall be the chief executive officer of the Bank. In case of the death or disability of the Chairman of the Board, his powers shall be exercised and his duties discharged by the President. In the event of the death or disability of the Chairman of the Board and the President, the Vice Chairman of the Board (or in the event there be more than one Vice Chairman of the Board, the Vice Chairmen of the Board in the order designated, or in the absence of any designation, then in the order of their election), if any, or, if there is no Vice Chairman, then the Executive Vice President who has served as a Director for the longest period, shall exercise the powers and discharge the duties of the Chairman of the Board.

      SECTION 3. Election of Officers. The Board of Directors of the Bank shall have authority to appoint the officers of the Bank. The Chairman of the Board or the President shall have such authority to appoint officers as from time to time delegated by the Board of Directors, and to delegate such authority further to other officers of the Bank.

      SECTION 4. Authority and Responsibility. The authorities and responsibilities of all officers, in addition to those specifically prescribed herein, shall be those usually pertaining to their respective offices, or as may be designated by the Board of Directors or by the Chairman of the Board or by the President, or by any officer of the Bank designated by one of the foregoing.

      SECTION 5. Term of Office. Officers shall be appointed for an indefinite term, and their employment may be terminated or they may be removed from office at any time. The Board of Directors shall have authority to terminate or remove officers of the Bank. The Chairman of the Board or the President shall have such authority to terminate or remove officers as from time to time delegated by the Board of Directors, and to delegate such authority further to other officers of the Bank.

      SECTION 6. Surety. All officers and employees of the Bank who shall be responsible for any moneys, funds or valuables of the Bank shall give bond, or be covered by a blanket bond, in such penal sum and with such security as shall be approved by the Board, conditioned for the faithful and honest discharge of their duties as such officers or employees and that they will faithfully apply and account for all such moneys, funds and valuables and deliver the same on proper demand to the order of the Board of the Bank, or to the person or persons authorized to receive the same.

                                 ARTICLE V

                                    SEAL

      SECTION 1. Description. The Seal of the Bank shall include the name of the Bank.

      SECTION 2. Attestation. Any instrument which is executed for and on behalf of the Bank by its duly authorized officers may, when necessary, be attested and sealed with the corporate seal by any officer of the Bank other than the officer who executes such instrument on behalf of the Bank.

                                 ARTICLE VI

                          TRANSFERS OF REAL ESTATE

      Any Vice President or higher ranking officer shall have authority on behalf of and in the name of the Bank, to execute any document or instrument and to take action which may be necessary or appropriate to purchase, convey, lease, or otherwise affect any real estate or interest in real estate owned or to be owned by the Bank; provided, however, any document or instrument purchasing, conveying or leasing real estate used or to be used by the Bank as banking facilities must be executed by a Senior Vice President or higher ranking officer, or any other officer designated by any of the foregoing. Any Assistant Vice President or higher-ranking officer shall have authority to execute and deliver on behalf of and in the name of the Bank, releases of mortgages or trust deeds.

                                ARTICLE VII

                        STOCK AND STOCK CERTIFICATES

      SECTION 1. Increase of Stock. In the event of any increase in the capital stock of the Bank the preemptive rights of the shareholders in respect of any such increased stock shall be as set forth in Article FIFTH of the Articles of Association.

      Any warrants or certificates issuable to shareholders in connection with any increase of the capital stock of the Bank, shall be delivered to the respective shareholders entitled thereto, either by hand or by mail, first-class postage prepaid, addressed to their respective addresses as shown on the books of the Bank.

      If, in the event of a sale of additional shares, any subscription rights shall not have been exercised at the expiration of the specified subscription period, such unsubscribed new shares may be issued and sold at such price, not less than the par value thereof, to such persons and on such terms as the Board of Directors may determine.

      SECTION 2. Transfers of Stock. The stock of the Bank shall be assignable only upon the books of the Bank, subject to the restrictions of the Act, and a transfer book shall be kept in which all assignments and transfers of stock shall be made. Transfers of stock may be suspended preparatory to any election or payment of any dividends.

      SECTION 3. Certificates of Stock. Certificates of stock signed by any Vice President or higher ranking officer and the Cashier, Controller, Secretary or any Assistant Cashier, Assistant Controller or Assistant Secretary may be issued to shareholders, and the Certificates shall state upon the face thereof that the stock is transferable only upon the books of the Bank. If such Certificates are manually countersigned by two other officers of the Bank, the signatures of the officers designated in the preceding sentence may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such Certificates shall have ceased to be such officer before such Certificates are issued, they may be issued by the Bank with the same effect as if such officer had not ceased to be such at the date of issue.

      In case of transfer of stock, new Certificates of stock shall not be issued until other Certificate or Certificates of stock of an equal amount shall first have been surrendered and cancelled.

      Any one of the following officers of the Bank: the Chairman of the Board, the President, any Vice Chairman of the Board, the Secretary of the Bank or the General Counsel is each hereby authorized to cause new Certificates of stock of the Bank to be issued to replace Certificates reported to have been lost, stolen or destroyed, upon receipt of: (a) appropriate affidavit or affidavits setting forth whether the Certificates were lost, stolen or destroyed and the circumstances thereof, and (b) a bond or bonds (blanket or otherwise) or an agreement or agreements of indemnity, sufficient in the opinion of any of such officers to protect the interests of the Bank issuing such new Certificates.

                                ARTICLE VIII

                               BANKING HOURS

      The Bank shall be open for business during such days of the year and for such hours as the Board of Directors or any officer of the Bank designated by the Board of Directors may from time to time determine.

                                 ARTICLE IX

                CONTRACTS, CERTIFICATES OF DEPOSIT AND NOTES

      SECTION 1. Execution of Contracts. Any officer of the bank and such other persons as may be authorized by the Board of Directors are severally and respectively authorized to execute documents and to take action in the Bank's name in connection with any and all transactions conducted in the ordinary course of business of the Bank.

      SECTION 2. Certificates of Deposit and Notes. Notwithstanding the foregoing, all certificates of deposits and notes evidencing obligations of the Bank shall be signed either manually or by facsimile signature by any officer of the Bank, and, if such signature is not a manual signature, shall be validated by the manual signature of another officer of the Bank whose signature does not already appear on said certificate of deposit or note or by the authorized officers of corporate fiduciaries or agents with whom the Board of Directors may from time to time by resolution authorize the officers of the Bank to contract for services in connection with the validation and delivery of certificates of deposit or notes issued by the Bank.

                                 ARTICLE X

                               VOTING RIGHTS

      The vote of the Bank as stockholder in any corporation in which it may hold stock or upon any securities carrying voting rights which it shall have the right to vote in its individual capacity as a Bank, shall be cast at any stockholders' or shareholders' meeting by any Vice President or higher ranking officer, or the Secretary, Controller or Cashier, in person, or by some person or persons authorized by written proxy signed by one of said officers.

      In all cases where shares of stock or other securities carrying voting rights and owned by the Bank shall be held in the name of a nominee of the Bank, any Vice President or higher ranking officer, or the Secretary, Controller or Cashier, may authorize such nominee to vote such stock or other securities in person, either unconditionally or upon such terms, limitations, or conditions as such officer may direct, or any such officer may authorize such nominee to execute a proxy to vote such shares of stock or other securities carrying voting rights, either unconditionally or upon such terms, conditions and/or limitations as such officer shall approve.

                                 ARTICLE XI

                                EXAMINATIONS

      It shall be the duty of the Auditor to examine, from time to time, the various operations of the Bank, verify its assets and liabilities, and perform such other procedures as are required to determine that the accounting records are accurate and to ascertain whether the Bank is in a sound and solvent condition. Major discrepancies and defalcations shall be reported to the Board promptly and other reports shall be made directly to the Board when deemed appropriate either by the Auditor or the Board. In the event of the death, resignation, absence or inability of the Auditor, the Board of Directors shall appoint a competent person who shall make such examinations and reports, pending the election of a successor to the Auditor or the return of the Auditor to his duties.

                                ARTICLE XII

                             BONDS OF INDEMNITY

      Bonds of indemnity given to secure the issuance of duplicate or substitute notes, bonds, stock certificates, checks, debentures or other securities which may have been lost, destroyed or stolen or to secure the payment of any such lost, destroyed or stolen securities or to secure the payment by the Bank of funds deposited by any public authorities, shall be executed by any Assistant Vice President or higher ranking officer, and, if required, sealed with the corporate seal and attested by some other officer of the Bank.

                                ARTICLE XIII

                   AUTHORITY TO SELL STOCKS, BONDS, ETC.

      SECTION 1. U.S. Obligations. Any Assistant Vice President or higher ranking officer may at any time, in his discretion, sell, assign and transfer any and all United States bonds now standing, or which may hereafter stand, in the name of the Bank, and to appoint one or more attorneys for that purpose.

      SECTION 2. Other Obligations. Any Assistant Vice President or higher ranking officer may at any time, in his discretion, sell, assign and transfer any and all notes, bonds, certificates of indebtedness or obligations of any corporation, firm or individual, which said notes, bonds, certificates of indebtedness or obligations are now registered, or may hereafter be registered, in the name of, or for the benefit of, the Bank, or are payable or indorsed to the Bank.

      SECTION 3. Stock. Any Assistant Vice President or higher ranking officer may at any time in his discretion, sell, assign and transfer to any assignee or transferee, for and on behalf of the Bank and in its name, any and all shares of capital stock of any corporation or corporations held by the Bank.

                                ARTICLE XIV

                            AMENDMENT OF BY-LAWS

      These By-Laws may be changed or amended by the vote of a majority of the directors present at any regularly constituted meeting of the Board of Directors.

                                 ARTICLE XV

                        EMERGENCY OPERATION OF BANK

      In the event of an emergency declared by the President of the United States or the person performing his functions, due to threatened or actual enemy attack or disaster, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the directors as may be available, except as to matters which by statute require specific approval of the Board of Directors, and subject to conformance with any governmental directives during the emergency.

                                ARTICLE XVI

                          DELEGATION OF AUTHORITY

      Each of the Chairman of the Board, the President, any member of the Board and the Secretary of the Bank are severally and respectively authorized to designate in writing such persons who shall be authorized in the name and on behalf of the Bank to sign any document or instrument, including certificates of deposit and notes, and to take action which may be necessary or appropriate to the conduct of the Bank's business, in its individual capacity or any other capacity. Any such authorization to sign such document or instrument and to take any action may be general or limited as is determined in the discretion of the Chairman of the Board, the President, any member of the Board or the Secretary.




By-Laws of First USA Bank, National Association effective upon the merger of FCC National Bank and First USA Bank, National Association.